Exhibit 99.1

COMTECH ANNOUNCES FINANCIAL RESULTS
FOR THIRD QUARTER OF FISCAL 2025

Chandler, Ariz. – June 9, 2025 – Comtech Telecommunications Corp. (NASDAQ: CMTL) (“Comtech” or the “Company”), a global communications technology leader, today reported financial results for its third quarter ended April 30, 2025.

Consolidated Financial Results

•Net sales of $126.8 million

•Gross margin of 30.7%

•Operating loss of $1.5 million and net loss attributable to common shareholders of $14.5 million

•Adjusted EBITDA (a Non-GAAP measure) of $12.6 million, or 9.9%

•Net bookings of $71.0 million, representing a book-to-bill ratio of 0.56x (as described below, gross bookings during the third quarter were $107.4 million, representing a book-to-bill ratio of 0.85x)

•Funded backlog of $708.1 million and revenue visibility of approximately $1.2 billion

•GAAP cash flows provided by operations of $2.3 million

Ken Traub, Chairman, President and CEO, stated:

“We are pleased to report that our transformation plan is gaining traction and notable progress is already evident in our improved performance. In the third quarter, we secured a $40 million capital infusion that enabled us to re-negotiate terms with our senior secured lenders, which not only waived prior covenant breaches but also provided for more financial flexibility going forward. In addition, we have implemented measures to align accountability throughout the organization, improve operational efficiency, streamline our product lines, increase gross margins and reduce administrative costs. With a more targeted product-market focus, we have strengthened customer relationships and notched important new business wins. Nevertheless, we recognize Comtech has long-standing and lingering challenges, and while we have made significant progress, our transformation is still in the early innings. I am grateful to our entire dedicated team as well as all of our stakeholders for their loyalty, perseverance and contributions in helping us on the journey in building a strong, successful future for Comtech.”

Third Quarter Fiscal 2025 Consolidated Results Commentary

Consolidated net sales were $126.8 million in the third quarter, a decrease of 1.0% compared to the prior year period and an increase of 0.2% sequentially from last quarter. Net sales in the Terrestrial and Wireless Networks (“T&W”) segment were higher compared to the prior year period due to changes in products and services mix, including approximately $3.0 million of incremental NG-911 services revenue in the more recent period due to reaching an agreement with a statewide customer to retroactively invoice for certain recurring services provided in the past. Net sales in the Satellite and Space Communications (“S&S”) segment were lower compared to the prior year period due to decreased net sales of troposcatter solutions to the U.S. Marine Corps and U.S. Army, as both contracts wind down as anticipated. This was offset in part by higher net sales of SATCOM solutions, including VSAT and similar equipment sales to the U.S. Army and satellite ground infrastructure solutions.

Consolidated gross profit was $38.9 million, or 30.7% of consolidated net sales, in the third quarter, in line with the prior year period gross profit of $39.0 million, or 30.4%. The third quarter gross profit is a sequential increase from the $33.7 million, or 26.7%, reported in the immediately preceding quarter. The sequential improvement is primarily due to a more favorable sales mix and production efficiencies, as well as the inclusion of the incremental NG-911 services revenue discussed above in which most of the expenses were previously incurred.

Consolidated operating loss was $1.5 million in the third quarter, compared to an operating loss of $3.5 million in the prior year period. Operating loss improvement from the prior year period is primarily the result of cost reduction initiatives which have reduced operating expenses. Operating loss in the third quarter significantly improved from the $10.3 million operating loss reported in the second quarter. The sequential improvement in the more recent quarter is due to the above improvements in gross profit and the benefit of cost reduction initiatives, lowering the Company’s overall operating expenses. Operating loss in the more recent period includes, among other things: $5.0 million of amortization of intangibles; $4.3 million of restructuring costs (mainly at the parent level); $1.2 million of amortization of stock-based compensation; and $0.8 million of CEO transition costs.

Consolidated net loss attributable to common shareholders was $14.5 million in the third quarter, compared to net loss attributable to common shareholders of $1.0 million in the prior year period and net loss attributable to common shareholders of $22.4 million in the immediately preceding quarter. In addition to those items discussed above, and as more fully discussed in the Company’s SEC filings, net loss attributable to common shareholders in the more recent period was impacted by higher interest expense, changes in the estimated fair values of derivatives and warrants, the write-off of deferred financing costs and debt discounts and accrued dividends related to the Company’s Convertible Preferred Stock.

Consolidated Adjusted EBITDA (a non-GAAP measure) was $12.6 million in the third quarter, compared to Adjusted EBITDA of $11.9 million in the prior year period and Adjusted EBITDA of $2.9 million in the immediately preceding quarter. The improvements in Adjusted EBITDA are due to the factors and initiatives described above.

Consolidated net bookings were $71.0 million in the third quarter, a decrease of 30.2% and 10.5%, respectively, compared to the prior year period and immediately preceding quarter. The book-to-bill ratio in the more recent quarter was 0.56x. Consolidated net bookings reflect a $36.4 million debooking related to the low margin U.S. Army GFSR contract that was protested by and ultimately awarded to the incumbent in May 2025; gross bookings for the third quarter, excluding such debooking, were $107.4 million, an increase of 5.6% and 35.3%, respectively, compared to the prior year period and immediately preceding quarter, representing a quarterly book-to-bill ratio of 0.85x. The reduction in bookings reflects, in part, a more focused product positioning and sales approach.

Consolidated backlog was $708.1 million as of April 30, 2025, compared to $763.8 million as of January 31, 2025 and $798.9 million as of July 31, 2024. Revenue visibility, measured as the sum of funded backlog and the total unfunded value of certain multi-year contracts, was approximately $1.2 billion at the end of the third quarter.

GAAP cash flows from operations were $2.3 million in the third quarter, an improvement from both the prior year period’s cash outflows of $3.8 million and the prior quarter’s cash outflows of $0.2 million, and are due primarily to the combination of the improvements in GAAP operating performance, as described above, together with improved working capital management which includes progress toward completion of contracts that are accounted for over time (that previously led to high levels of unbilled accounts receivable), including related shipments, billings and collections from customers.

Satellite and Space Communications (“S&S”) Segment Commentary

S&S net sales were $67.6 million in the third quarter, a decrease of 5.3% compared to the prior year period and 8.3% sequentially from last quarter. Compared to the prior year period, S&S experienced lower net sales of troposcatter solutions to the U.S. Marine Corps and U.S. Army as those two contracts wind down as anticipated, offset in part by higher net sales of SATCOM solutions (including VSAT and similar equipment sales to the U.S. Army and satellite ground infrastructure solutions). Sequentially, S&S experienced lower net sales of troposcatter solutions to the U.S. Marine Corps and U.S. Army, offset in part by higher net sales of SATCOM solutions (primarily satellite ground infrastructure solutions).

The S&S segment is executing on initiatives to grow sales of next generation products, improve gross margins and reduce operating expenses. With recent strategic wins in digital satellite communication infrastructure, resilient communications programs and multi-orbit connectivity, the S&S segment is capitalizing on its differentiated technologies and extensive customer relationships to develop new vectors for growth.

As part of the Company’s commitment to improve operational discipline, Steve Black recently joined the S&S leadership team from General Dynamics as the new segment Chief Operating Officer reporting to Daniel Gizinski.

S&S operating income was $2.7 million in the third quarter, compared to operating income of $2.8 million in the prior year period and $1.2 million in the immediately preceding quarter. S&S operating income in the third quarter was impacted by $0.9 million of restructuring costs, compared to $0.6 million and $1.4 million, respectively, in the prior year period and immediately preceding quarter. The sequential increase in quarterly operating income primarily reflects lower selling, general and administrative expenses (due to cost reduction actions), partially offset by lower net sales and gross profit. These cost reductions represent the results of actions that have been implemented to rationalize product lines and streamline the organization, which in addition to generating cost savings, have helped to improve accountability at the site level and enhance focus on priority products, production and customer commitments.

S&S net income was $2.9 million for the third quarter, compared to a net income of $1.8 million in the prior year period and $1.6 million in the immediately preceding quarter.

S&S Adjusted EBITDA was $5.7 million in the third quarter, compared to Adjusted EBITDA of $7.2 million in the prior year period and $4.7 million in the immediately preceding quarter. Compared to the prior year period, Adjusted EBITDA reflects lower net sales and gross profit (both in dollars and as a percentage of related segment net sales), offset in part by lower selling, general and administrative expenses and research and development expenses. The sequential increase in Adjusted EBITDA primarily reflects lower selling, general and administrative expenses, offset in part by lower net sales and gross profit.

S&S book-to-bill ratio for the third quarter was 0.26x. Excluding the aforementioned $36.4 million debooking associated with the U.S. Army GFSR contract, the segment’s book-to-bill ratio was 0.80x. This ratio compares to 0.85x in the prior year period and 0.64x in the second quarter. The reduction in bookings reflects, in part, a more focused product positioning and sales approach.

Key S&S contract awards and product milestones during the third quarter included:

•Completed initial deliveries of next generation VSAT systems to a strategically significant allied Navy partner, an important step for a comprehensive fleet modernization program that includes ships, submarines and ground-based stations – deliveries are expected to continue over a two-year period;

•$8.5 million in aggregate orders from three commercial customers for high-power amplifiers and frequency converters for use in airborne related applications;

•Incremental funding of approximately $6.8 million for continued, ongoing training and support of complex cybersecurity operations for U.S. government customers;

•Additional funding of approximately $5.8 million from a major U.S. prime contractor in support of NASA’s Orion Production and Operations Contract (“OPOC”), commonly known as the Artemis project;

•Approximately $5.0 million in funded orders from a long-time international customer for the procurement of ongoing maintenance and support services related to long-range missile and rocket launch tracking systems; and

•In excess of $3.6 million in funded orders calling for the supply of VSAT equipment and related services for the U.S. Army.

Terrestrial & Wireless Networks (“T&W”) Segment Commentary

T&W net sales were $59.2 million in the third quarter, an increase of 4.6% and 12.0%, respectively, compared to the prior year period and immediately preceding quarter. Compared to the prior year period, as well as sequentially, T&W experienced higher net sales of next-generation 911 ("NG-911") services and location-based solutions, offset in part by lower net sales of call handling solutions. Third quarter net sales and gross profit benefited from approximately $3.0 million of incremental NG-911 services revenue due to reaching an agreement with a statewide customer to retroactively invoice for certain recurring services provided in the past. Key growth drivers for the T&W segment are expected to include customer upgrades to next-generation core services, new cloud-based emergency response products and increasing interest from international carriers for 5G location technologies.

T&W operating income was $8.4 million in the third quarter, compared to operating income of $5.7 million in the prior year period and operating income of $3.4 million in the immediately preceding quarter. Compared to the prior year period, as well as sequentially, the increase in quarterly operating income primarily reflects higher net sales and gross profit, both in dollars and as a percentage of related segment net sales and including the NG-911 services revenue discussed above in which most of the expenses were previously incurred, offset in part by higher selling, general and administrative expenses and research and development expenses.

T&W net income was $8.6 million in the third quarter, compared to net income of $5.3 million in the prior year period and $3.4 million in the immediately preceding quarter.

T&W Adjusted EBITDA was $13.9 million in the third quarter, compared to Adjusted EBITDA of $11.3 million in the prior year period and $8.9 million in the immediately preceding quarter. Compared to the prior year period, as well as sequentially, Adjusted EBITDA reflects those factors discussed above.

T&W book-to-bill ratio in the third quarter was 0.91x, compared to 0.72x in the prior year period and 0.61x in the second quarter.

Key T&W contract awards and product milestones during the third quarter included:

•A new contract, valued at over $27.0 million during the initial five-year term, for statewide NG-911 services for a Southeastern state;

•Various funded orders totaling $9.0 million for wireless location-based messaging services;

•Over $2.5 million of initial funding from a new international customer for location-based messaging services;

•More than $2.5 million of incremental funding for an existing NG-911 customer in a Midwestern state;

•Various funded orders, aggregating $1.4 million, primarily for location and maintenance and support services for a large wireless carrier in the U.S.; and

•Additional funding from a Mid-Atlantic state for ancillary network and call handling services.

Additionally, T&W announced that it is nearing the completion of the development of its latest NG-911 call handling solution, which features a new architecture leveraging cloud and AI capabilities and designed to serve first responders in the U.S., Canada and Australia even better. The Company anticipates launching its revolutionary product at this year’s upcoming National Emergency Number Association (“NENA”) conference.

Cost-Savings and Profit Improvement Initiatives

Comtech continues to execute on its transformation plan which includes a thorough review of processes, product lines, staffing levels and cost structures to implement actions to reduce costs, enable a more efficient and effective organization and improve the Company’s cash conversion cycle. Comtech has ceased manufacturing operations in the U.K. More than 70 products within the S&S segment have been discontinued, and the Company is completing the final deliveries of outstanding orders for these discontinued products over the next few months. Further, the Company has reduced its global workforce by approximately 15% since July 31, 2024, which represents approximately $33.0 million in annualized labor costs. Over the course of the nine months ended April 30, 2025, severance associated with such actions approximated $2.7 million (primarily within selling, general and administrative expenses). The Company continues to evaluate additional opportunities to improve operational efficiency, reduce costs and improve profitability.

While the Company continues to invest in R&D, it is obtaining customer funding for research and development to adapt its products to specialized customer requirements. During the third quarter, customers reimbursed the Company $5.9 million in connection with R&D efforts. Such amount is in addition to the $4.4 million of Comtech funded R&D reported in the third quarter of fiscal 2025. This customer-funded R&D not only offsets the Company’s expenditures, but helps to ensure that R&D expenditures are aligned with customer and market demand.

Capital Structure and Liquidity

As previously disclosed on March 3, 2025, the Company amended its Credit Facility and Subordinated Credit Facility to, among other things, waive existing breaches under the facilities, and suspend testing of the Net Leverage Ratio and Fixed Charge Coverage Ratio covenants until the quarter ending on October 31, 2025.

As of June 6, 2025, Comtech’s available sources of liquidity approximate $27.3 million, consisting of qualified cash and cash equivalents and the remaining available portion of the committed Revolver Loan.

At both April 30, 2025 and June 6, 2025, total outstanding borrowings under the Credit Facility were $168.0 million, including $23.4 million drawn on the Revolver Loan.

As of April 30, 2025, total outstanding borrowings under the Amended Subordinated Credit Facility were $65.0 million (excluding accreted interest and make whole adjustments), and the liquidation preference of the Company’s outstanding convertible preferred stock was $199.7 million (excluding potential increases in the liquidation preference and other obligations that could be triggered by, among other things, breaches of covenants, asset sales and/or change in control of the Company).

Conference Call and Webcast Information

Comtech will host a conference call with investors and analysts on Monday, June 9, 2025 at 5:00 pm Eastern Time.

A live webcast of the conference call will be accessible on the Investor Relations section of Comtech’s website at www.comtech.com/investors. Alternatively, investors can access the conference call by dialing (800) 225-9448 (primary) or (203) 518-9708 (alternate) and using the conference I.D. of “Comtech.” A replay will be available through Monday, June 23, 2025, by dialing (800) 934-2123 or (402) 220-1137.

About Comtech

Comtech Telecommunications Corp. is a leading provider of satellite and space communications technologies; terrestrial and wireless network solutions; Next Generation 911 (“NG-911”) and emergency services; and cloud native capabilities to commercial and government customers around the world. Through its culture of innovation and employee empowerment, Comtech leverages its global presence and decades of technology leadership and experience to create some of the world’s most innovative solutions for mission-critical communications. For more information, please visit www.comtech.com.

Cautionary Note Regarding Forward-Looking Statements

Certain information in this press release contains, and oral statements made by the Company’s representatives from time to time may contain, forward-looking statements. Forward-looking statements can be identified by words such as: "anticipate," "believe," "continue," "could," "estimate," "expect," "future," "goal," "outlook," "intend," "likely," "may," "plan," "potential," "predict," "project," "seek," "should," "strategy," "target," "will," "would," and similar references to future periods. Forward-looking statements include, among others, statements regarding expectations for its strategic alternatives process, expectations for further portfolio-shaping opportunities, expectations for other operational initiatives, the intended use of proceeds from the Credit Facility and Amended Subordinated Credit Facility, expectations for completing further financing initiatives, future performance and financial condition, plans to address its ability to continue as a going concern, the plans and objectives of management and assumptions regarding such future performance, financial condition, and plans and objectives that involve certain significant known and unknown risks and uncertainties and other factors not under its control which may cause actual results, future performance and financial condition, and achievement of plans and objectives of management to be materially different from the results, performance or other expectations implied by these forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved. Forward-looking information is based on information available at the time and/or the Company’s good faith belief with respect to future events, and is subject to risks and uncertainties that are difficult to predict and many of which are outside of the Company’s control. Factors that could cause actual results to differ materially from current expectations include, among other things: the outcome and effectiveness of the aforementioned strategic alternatives process, further portfolio-shaping opportunities, other operational initiatives, and the completion of further financing activities; its ability to access capital and liquidity so that the Company is able to continue as a going concern; its ability to implement changes in executive leadership; the possibility that the expected synergies and benefits from strategic activities will not be fully realized, or will not be realized within the anticipated time periods; the risk that acquired businesses will not be integrated successfully; impacts from, and uncertainties regarding, future actions that may be taken by activist stockholders; the possibility of disruption from acquisitions or dispositions, making it more difficult to maintain business and operational relationships or retain key personnel; the risk that the Company will be unsuccessful in implementing a tactical shift in its Satellite and Space Communications segment away from bidding on large commodity service contracts and toward pursuing contracts for niche products and solutions with higher margins; the nature and timing of receipt of, and performance on, new or existing orders that can cause significant fluctuations in net sales and operating results; the timing and funding of government contracts; adjustments to gross profits on long-term contracts; risks associated with international sales; rapid technological change; evolving industry standards; new product announcements and enhancements; changing customer demands and/or procurement strategies and ability to scale opportunities and deliver solutions to current and prospective customers; changes and uncertainty in prevailing economic and political conditions (including financial and capital market conditions), including as a result of Russia’s military incursion into Ukraine, the Israel-Hamas war and attacks in the Red Sea region or any tariff, trade restrictions or similar matters; changes in the price of oil in global markets; changes in prevailing interest rates and foreign currency exchange rates; risks associated with legal proceedings, customer claims for indemnification, and other similar matters; risks associated with obligations under its credit facilities; risks associated with large contracts; risks associated with supply chain disruptions; and other factors described in this and other Company filings with the Securities and Exchange Commission. However, the risks described above are not the only risks that the Company faces. Additional risks and uncertainties, not currently known to the Company or that do not currently appear to be material, may also materially adversely affect its business, financial condition and/or operating results in the future. The Company describe risks and uncertainties that could cause actual results and events to differ materially in the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Quantitative and Qualitative Disclosures about Market Risk” sections of its SEC filings. The Company does not intend to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise, except as required by law.

Investor Relations Contact	Media Contacts
Maria Ceriello	Jamie Clegg	Longacre Square Partners
631-962-7115	480-532-2523	comtech@longacresquare.com
Maria.Ceriello@comtech.com	Jamie.Clegg@comtech.com

Appendix:
•Condensed Consolidated Statements of Operations (Unaudited)
•Condensed Consolidated Balance Sheets (Unaudited)
•Use of Non-GAAP Financial Measures

COMTECH TELECOMMUNICATIONS CORP. AND SUBSIDIARIES
Consolidated Statements of Operations

	(Unaudited)		(Unaudited)
	Three months ended April 30,		Nine months ended April 30,
	2025	2024	2025	2024
Net sales	$126,787,000	128,076,000	$369,161,000	414,212,000
Cost of sales	87,842,000	89,122,000	281,960,000	284,178,000
Gross profit	38,945,000	38,954,000	87,201,000	130,034,000

Expenses:
Selling, general and administrative	30,203,000	28,697,000	115,679,000	91,699,000
Research and development	4,425,000	5,746,000	12,492,000	20,401,000
Amortization of intangibles	5,044,000	5,289,000	16,680,000	15,866,000
Impairment of long-lived assets, including goodwill	—	—	79,555,000	—
Proxy solicitation costs	—	—	2,682,000	—
CEO transition costs	805,000	2,492,000	1,072,000	2,492,000
Loss (gain) on business divestiture, net	—	200,000	—	(2,013,000)
	40,477,000	42,424,000	228,160,000	128,445,000

Operating (loss) income	(1,532,000)	(3,470,000)	(140,959,000)	1,589,000

Other expenses (income):
Interest expense	12,907,000	5,146,000	33,447,000	15,343,000
Interest (income) and other	(509,000)	409,000	—	1,246,000
Write-off of deferred financing costs and debt discounts	3,479,000	—	4,891,000	—
Change in fair value of warrants and derivatives	(49,542,000)	(6,439,000)	(15,450,000)	(6,439,000)

Income (loss) before (benefit from) provision for income taxes	32,133,000	(2,586,000)	(163,847,000)	(8,561,000)
(Benefit from) provision for income taxes	(1,801,000)	(5,381,000)	(635,000)	639,000

Net income (loss)	$33,934,000	2,795,000	$(163,212,000)	(9,200,000)

Gain (loss) on extinguishment of convertible preferred stock	—	—	51,179,000	(13,640,000)

Adjustments to reflect redemption value of convertible preferred stock:
Convertible preferred stock issuance costs	—	(76,000)	—	(4,349,000)
Dividends on convertible preferred stock	(48,405,000)	(3,759,000)	(80,656,000)	(7,643,000)
Net loss attributable to common stockholders	$(14,471,000)	(1,040,000)	$(192,689,000)	(34,832,000)

Net loss per common share:
Basic	$(0.49)	(0.04)	$(6.56)	(1.21)
Diluted	$(0.49)	(0.04)	$(6.56)	(1.21)

Weighted average number of common shares outstanding – basic	29,399,000	28,854,000	29,395,000	28,753,000

Weighted average number of common and common equivalent shares outstanding – diluted	29,399,000	28,854,000	29,395,000	28,753,000

COMTECH TELECOMMUNICATIONS CORP. AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)

	April 30, 2025	July 31, 2024
Assets
Current assets:
Cash and cash equivalents	$28,434,000	32,433,000
Accounts receivable, net	151,472,000	195,595,000
Inventories, net	77,691,000	93,136,000
Prepaid expenses and other current assets	17,063,000	15,387,000
Total current assets	274,660,000	336,551,000
Property, plant and equipment, net	44,462,000	47,328,000
Operating lease right-of-use assets, net	31,177,000	31,590,000
Goodwill	204,625,000	284,180,000
Intangibles with finite lives, net	178,148,000	194,828,000
Deferred financing costs, net	1,850,000	3,251,000
Other assets, net	16,222,000	14,706,000
Total assets	$751,144,000	912,434,000
Liabilities, Convertible Preferred Stock and Stockholders’ Equity
Current liabilities:
Accounts payable	$27,188,000	42,477,000
Accrued expenses and other current liabilities	59,162,000	62,245,000
Current portion of credit facility, net	148,882,000	4,050,000
Current portion of subordinated credit facility, net	65,471,000	—
Operating lease liabilities, current	7,589,000	7,869,000
Contract liabilities	64,386,000	65,834,000
Interest payable	5,000	1,072,000
Total current liabilities	372,683,000	183,547,000
Non-current portion of credit facility, net	—	173,527,000
Operating lease liabilities, non-current	29,581,000	30,258,000
Income taxes payable, non-current	1,866,000	2,231,000
Deferred tax liability, net	5,763,000	6,193,000
Long-term contract liabilities	20,186,000	21,035,000
Warrant and derivative liabilities	31,564,000	5,254,000
Other liabilities	3,996,000	4,060,000
Total liabilities	465,639,000	426,105,000
Commitments and contingencies
Convertible preferred stock, par value $0.10 per share; authorized and issued 178,181 shares at April 30, 2025 (redemption value of $199,661,000 which includes accrued dividends of $1,486,000) and authorized and issued 171,827 shares at July 31, 2024 (redemption value of $180,076,000, which includes accrued dividends of $1,341,000)	170,072,000	180,076,000
Stockholders’ equity:
Preferred stock, par value $0.10 per share; authorized and unissued 1,821,819 and 1,828,173 shares at April 30, 2025 and July 31, 2024, respectively	—	—
Common stock, par value $0.10 per share; authorized 100,000,000 shares; issued 44,395,660 and 43,766,109 shares at April 30, 2025 and July 31, 2024, respectively	4,440,000	4,377,000
Additional paid-in capital	567,647,000	640,145,000
Retained (deficit) earnings	(14,805,000)	103,580,000
	557,282,000	748,102,000
Less:
Treasury stock, at cost (15,033,317 shares at April 30, 2025 and July 31, 2024)	(441,849,000)	(441,849,000)
Total stockholders’ equity	115,433,000	306,253,000
Total liabilities, convertible preferred stock and stockholders’ equity	$751,144,000	912,434,000

Use of Non-GAAP Financial Measures

To provide investors with additional information regarding the Company’s financial results, this release contains "Non-GAAP financial measures" under the rules of the SEC. The Company’s Adjusted EBITDA is a Non-GAAP measure that represents earnings (loss) before interest, income taxes, depreciation, amortization of intangibles, impairment of long-lived assets, including goodwill, amortization of cost to fulfill assets, amortization of stock-based compensation, CEO transition costs, change in fair value of warrants and derivatives, proxy solicitation costs, restructuring costs (non-inventory related), strategic emerging technology costs (for next-generation satellite technology), and write-off of deferred financing costs and debt discounts, and in the recent past, acquisition plan expenses, change in fair value of the convertible preferred stock purchase option liability, COVID-19 related costs, facility exit costs, strategic alternatives expenses and other and loss on business divestiture. These items, while periodically affecting its results, may vary significantly from period to period and may have a disproportionate effect in a given period, thereby affecting the comparability of results. Although closely aligned, the Company’s definition of Adjusted EBITDA is different than EBITDA (as such term is defined in its Credit Facility) utilized for financial covenant calculations and also may differ from the definition of EBITDA or Adjusted EBITDA used by other companies and therefore may not be comparable to similarly titled measures used by other companies. Adjusted EBITDA is also a measure frequently requested by its investors and analysts. The Company believes that investors and analysts may use Adjusted EBITDA, along with other information contained in its SEC filings, including GAAP measures, in assessing performance and comparability of results with other companies. Non-GAAP measures reflect the GAAP measures as reported, adjusted for certain items as described herein and also excludes the effects of the Company’s outstanding convertible preferred stock. These Non-GAAP financial measures have limitations as an analytical tool as they exclude the financial impact of transactions necessary to conduct its business, such as the granting of equity compensation awards, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. These measures are adjusted as described in the reconciliation of GAAP to Non-GAAP measures in the tables presented herein, but these adjustments should not be construed as an inference that all of these adjustments or costs are unusual, infrequent or non-recurring. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, financial measures determined in accordance with GAAP. Investors are advised to carefully review the GAAP financial results that are disclosed in the Company’s SEC filings. As the Company has not provided future financial targets, there is no need to reconcile its business outlook to the most directly comparable GAAP measures. Furthermore, even if targets had been provided, items such as stock-based compensation, adjustments to the provision for income taxes, amortization of intangibles and interest expense, which are specific items that impact these measures, have not yet occurred, are out of the Company’s control, or cannot be predicted. For example, quantification of stock-based compensation expense requires inputs such as the number of shares granted and market price that are not currently ascertainable. Accordingly, reconciliations to the Non-GAAP forward looking metrics would not be available without unreasonable effort and such unavailable reconciling items could significantly impact the Company’s financial results.

	Three months ended April 30,		Nine months ended April 30,		Fiscal Year
	2025	2024	2025	2024	2024
Reconciliation of GAAP Net Loss to Adjusted EBITDA:
Net income (loss)	$33,934,000	$2,795,000	$(163,212,000)	$(9,200,000)	$(99,985,000)
(Benefit from) provision for income taxes	(1,801,000)	(5,381,000)	(635,000)	639,000	(295,000)
Interest expense	12,907,000	5,146,000	33,447,000	15,343,000	22,153,000
Interest (income) and other	(509,000)	409,000	—	1,246,000	678,000
Write-off of deferred financing costs and debt discounts	3,479,000	—	4,891,000	—	1,832,000
Change in fair value of warrants and derivatives	(49,542,000)	(6,439,000)	(15,450,000)	(6,439,000)	(4,273,000)
Amortization of stock-based compensation	1,195,000	404,000	2,520,000	5,238,000	6,096,000
Amortization of intangibles	5,044,000	5,289,000	16,680,000	15,866,000	21,154,000
Depreciation	2,726,000	3,121,000	8,400,000	9,073,000	12,159,000
Impairment of long-lived assets, including goodwill	—	—	79,555,000	—	64,525,000
Amortization of cost to fulfill assets	—	240,000	261,000	720,000	960,000
Restructuring costs (non-inventory related)	4,338,000	2,755,000	14,222,000	9,197,000	12,470,000
Strategic emerging technology costs	—	880,000	280,000	3,228,000	4,110,000
Proxy solicitation costs	—	—	2,682,000	—	—
CEO transition costs	805,000	2,492,000	1,072,000	2,492,000	2,916,000
Loss (gain) on business divestiture, net	—	200,000	—	(2,013,000)	1,199,000
Adjusted EBITDA	$12,576,000	$11,911,000	$(15,287,000)	$45,390,000	$45,699,000

Reconciliations of GAAP consolidated operating income (loss), net income (loss) attributable to common stockholders and net income (loss) per diluted common share to the corresponding Non-GAAP measures are shown in the tables below (numbers and per share amounts in the tables may not foot due to rounding). Non-GAAP net income (loss) attributable to common stockholders and Non-GAAP net income (loss) per diluted common share reflect Non-GAAP provisions for income taxes based on year-to-date results, as adjusted for the Non-GAAP reconciling items included in the tables below. The Company evaluates its Non-GAAP effective income tax rate on an ongoing basis, and it can change from time to time. The Company’s Non-GAAP effective income tax rate can differ materially from its GAAP effective income tax rate.

	April 30, 2025
	Three months ended			Nine months ended
	Operating (Loss) Income	Net Loss Attributable to Common Stockholders	Net Loss per Diluted Common Share*	Operating Loss	Net Loss Attributable to Common Stockholders	Net Loss per Diluted Common Share*
Reconciliation of GAAP to Non-GAAP Earnings:
GAAP measures, as reported	$(1,532,000)	$(14,471,000)	$(0.49)	$(140,959,000)	$(192,689,000)	$(6.56)
Adjustments to reflect redemption value of convertible preferred stock	—	48,405,000	1.65	—	80,656,000	2.74
Change in fair value of warrants and derivatives	—	(49,542,000)	(1.68)	—	(15,450,000)	(0.53)
Gain on extinguishment of convertible preferred stock	—	—	—	—	(51,179,000)	(1.74)
Impairment of long-lived assets, including goodwill	—	—	—	79,555,000	79,555,000	2.71
Amortization of intangibles	5,044,000	4,807,000	0.16	16,680,000	15,968,000	0.54
Restructuring costs (non-inventory related)	4,338,000	4,061,000	0.14	14,222,000	13,582,000	0.46
Proxy solicitation costs	—	—	—	2,682,000	2,523,000	0.09
Amortization of stock-based compensation	1,195,000	1,195,000	0.04	2,520,000	2,401,000	0.08
CEO transition costs	805,000	749,000	0.02	1,072,000	1,041,000	0.04
Strategic emerging technology costs	—	—	—	280,000	266,000	0.01
Amortization of cost to fulfill assets	—	—	—	261,000	261,000	0.01
Net discrete tax benefit	—	(442,000)	(0.02)	—	(374,000)	(0.01)
Non-GAAP measures	$9,850,000	$(5,238,000)	$(0.18)	$(23,687,000)	$(63,439,000)	$(2.16)

	April 30, 2024
	Three months ended			Nine months ended
	Operating (Loss) Income	Net (Loss ) Income Attributable to Common Stockholders	Net (Loss) Income per Diluted Common Share*	Operating Income	Net (Loss) Income Attributable to Common Stockholders	Net (Loss) Income per Diluted Common Share*
Reconciliation of GAAP to Non-GAAP Earnings:
GAAP measures, as reported	$(3,470,000)	$(1,040,000)	$(0.04)	$1,589,000	$(34,832,000)	$(1.21)
Loss on extinguishment of convertible preferred stock	—	—	—	—	13,640,000	0.47
Adjustments to reflect redemption value of convertible preferred stock	—	3,835,000	0.13	—	11,992,000	0.41
Change in fair value of warrants and derivatives	—	(6,439,000)	(0.22)	—	(6,439,000)	(0.22)
Amortization of intangibles	5,289,000	4,098,000	0.14	15,866,000	12,292,000	0.42
Restructuring costs	2,755,000	2,121,000	0.07	9,197,000	7,075,000	0.24
Amortization of stock-based compensation	404,000	323,000	0.01	5,238,000	4,089,000	0.14
Strategic emerging technology costs	880,000	678,000	0.02	3,228,000	2,486,000	0.09
CEO transition costs	2,492,000	1,919,000	0.07	2,492,000	1,919,000	0.07
Amortization of cost to fulfill assets	240,000	240,000	0.01	720,000	720,000	0.02
Loss (gain) on business divestiture, net	200,000	200,000	0.01	(2,013,000)	(1,247,000)	(0.04)
Net discrete tax (benefit) expense	—	(229,000)	(0.01)	—	768,000	0.03
Non-GAAP measures	$8,790,000	$5,706,000	$0.20	$36,317,000	$12,463,000	$0.43

	Fiscal Year 2024
	Operating (Loss) Income	Net (Loss) Income Attributable to Common Stockholders	Net (Loss) Income per Diluted Common Share*
Reconciliation of GAAP to Non-GAAP Earnings:
GAAP measures, as reported	$(79,890,000)	$(135,440,000)	$(4.70)
Loss on extinguishment of convertible preferred stock	—	19,555,000	0.68
Adjustments to reflect redemption value of convertible preferred stock	—	15,900,000	0.55
Change in fair value of warrants and derivatives	—	(4,273,000)	(0.15)
Impairment of long-lived assets, including goodwill	64,525,000	63,800,000	2.21
Amortization of intangibles	21,154,000	16,389,000	0.57
Restructuring costs	12,470,000	9,736,000	0.34
Amortization of stock-based compensation	6,096,000	4,797,000	0.17
Strategic emerging technology costs	4,110,000	3,795,000	0.13
CEO transition costs	2,916,000	2,245,000	0.08
Loss on business divestiture	1,199,000	1,199,000	0.04
Amortization of cost to fulfill assets	960,000	960,000	0.03
Net discrete tax expense	—	4,136,000	0.14
Non-GAAP measures	$33,540,000	$2,799,000	$0.10

* Per share amounts may not foot due to rounding. In addition, due to the GAAP net loss for the period, Non-GAAP EPS for the three and nine months ended April 30, 2024 and fiscal 2024 was computed using weighted average diluted shares outstanding of 28,936,000, 28,948,000 and 29,132,000, during the respective period.
ECMTL
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